UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    February 25, 2005

TECHNOCONCEPTS, INC.

 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

15531 Cabrito Road, Van Nuys, CA            91362

(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-7916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement.

On February 25, 2005, TechnoConcepts, Inc. entered into an Agreement and Plan of Acquisition (the “Agreement”) with  Asanté Technologies, Inc. (“Asanté”).  Pursuant to the Agreement, TechnoConcepts will acquire all of the assets and business of Asanté and substantially all of the liabilities of Asanté in exchange for 1,111,111 shares of Techno Concepts’ restricted common stock, valued, for purposes of this transaction, at $4.50 per share for an aggregate value of $5 million.  In addition, the Agreement includes a two year earn-out provision whereby TechnoConcepts will issue additional shares of its restricted common stock worth $1,500,000 in each year of 2005 and 2006 if certain revenue goals are achieved.

The Board of Directors of both companies has approved the transaction.  The acquisition, which is subject to completion of customary consents, terms and conditions as well as shareholder and lien holder approval, is expected to close within the next 60 days.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press Release dated March 3, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2005

TECHNOCONCEPTS, INC.

By: /s/ Antonio E. Turgeon

Name:  Antonio E. Turgeon

Title:   President